Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com	Media Contact: Melissa York Knowles Communications Phone: (630) 238-5242 Email: melissa.york@knowles.com

KNOWLES REPORTS Q1 2014 FINANCIAL RESULTS
Revenue of $273 Million; Above High End of Analyst Day Projections
Earnings In Line With Prior Projections

ITASCA, Ill., Apr. 28, 2014 - Knowles Corporation (NYSE: KN), a market leader and global supplier of advanced micro-acoustic solutions and specialty components today announced results for the first quarter ended March 31, 2014.

“We delivered first quarter earnings that were in line with our prior analyst day projections provided on February 19, 2014,” said Jeffrey Niew, President and CEO of Knowles. “Revenue from both our Mobile Consumer Electronics and Specialty Components segments exceeded our expectations in the first quarter. Within Mobile Consumer, we experienced stronger than expected demand from a North American OEM customer. Sales of Precision Devices were also better than we expected fueled by improved communications infrastructure spending as 4G/LTE rollouts continue throughout the world.

“We continue to believe that 2014 will be another year of revenue growth for Knowles, driven by new product launches weighted to the second half of the year in our Mobile Consumer segment, and continued strength in the Specialty Components segment. With the projected top line growth and the continuing optimization of our global manufacturing footprint, we expect to drive year-over-year margin expansion beginning in the fourth quarter of 2014.”

Business Highlights
Significant achievements relative to business performance, innovation and operational excellence are as follows:

•	Drove a 12 percent year-over-year increase in Mobile Consumer Electronics revenue in the first quarter, excluding sales to Nokia and Blackberry.

•	Shipped approximately 2 million Integrated Audio Solution modules during the quarter.

•
Released and shipped 30 million units of the world's first digital multimode microphone which features 3 times lower power consumption relative to other digital microphones and performance matching to enable longer battery life and always-on listening functionality.

•	Selected as main microphone supplier for GN ReSound’s LiNX and First products. The ReSound LiNX and Beltone First are the world’s first Made for iPhone (MFi) hearing aids.

•	Announced plan to close our Vienna, Austria manufacturing facility and transfer production to existing facilities in Asia by mid-year 2014.

Financial Highlights
The following highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis. The Company provides supplemental information regarding its gross margin, operating expenses, earnings before interest and income taxes and adjusted earnings before interest and income taxes on a non-GAAP basis that excludes stock compensation as well as certain intangibles amortization expense, production transfer costs, and other charges which management considers to be outside our core operating results. Non-GAAP results are not presented in accordance with GAAP and may not be comparable to similarly titled non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is attached to this press release.

•	Revenue for the first quarter of 2014 was $273.4 million, compared with $276.1 million reported in the same period one year ago.

•
Gross profit for the first quarter of 2014 was $83.1 million, compared with gross profit of $94.5 million reported in the same period one year ago. Non-GAAP gross profit for the first quarter of 2014 was $89.0 million, compared with non-GAAP gross profit of $97.4 million, reported in the same period one year ago.

•
Net earnings for the first quarter of 2014 was $7.6 million, compared with $11.9 million reported in the same period one year ago. Non-GAAP net earnings for the first quarter of 2014 was $27.5 million, compared with $26.6 million reported in the same period one year ago.

•
Earnings before interest and income taxes for the first quarter of 2014 were $10.8 million, compared with $24.0 million in the year ago period. Current period results include $10.7 million from amortization of intangibles, $9.1 million in production transfer costs and spin related charges and $1.5 million in stock-based compensation.

•	Adjusted earnings before interest and income taxes for the first quarter of 2014 were $32.1 million, compared with $40.8 million reported in the same period one year ago.

•	EPS for the first quarter of 2014 was $0.09 per diluted share, compared with $0.14 per diluted share in the year ago period.

•	Non-GAAP EPS for the first quarter of 2014 was $0.32 per diluted share, compared with $0.31 in the year ago period.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time.

Investors can also listen to the live call at 3:30 p.m. Central time today by calling (877) 359-9508 (United States) or (224) 357-2393 (International). The conference call replay will be available after 7:00 p.m. Central time on April 28, 2014 through 11:59 p.m. Central time on May 5, 2014 at (855) 859-2056 (United States) or (404) 537-3406 (International). The access code is 13873943.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global supplier of advanced micro-acoustic solutions and specialty components serving the mobile communications, consumer electronics, medical technology, military, aerospace and industrial markets. Knowles has a leading position in micro-electro-mechanical systems microphones, speakers and receivers which are used in smartphones, tablets and mobile handsets. Knowles is also a leading manufacturer of transducers used in hearing aids and other medical devices and has a strong position in oscillators (timing devices) and capacitor components which enable various types of communication. Knowles’ focus on the customer, combined with unique technology, rigorous testing and global scale, helps to deliver innovative solutions and consistently dependable and precise products. Founded in 1946 and headquartered in Itasca, Illinois, Knowles has more than 10,000 employees in 36 locations around the world. For more information, visit www.knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words "believe," "project," "expect," and similar expressions, among others, generally identify forward-looking statements. The statements in this news release are based on current plans, expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated or implied in these statements. These risks and uncertainties include, but are not limited to: the pace and success of achieving the cost savings from our announced restructurings; fluctuations in our stock's market price; fluctuations in operating results and cash flows; unexpected technological obsolescence and the emergence of new technologies; changes in macroeconomic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; foreign currency exchange rate fluctuations; our ability to maintain and improve costs, quality and delivery for our customers; our ability to qualify our products and facilities with customers; risks and costs inherent in litigation; our ability to obtain, protect, defend or monetize our intellectual property rights; whether our announced restructurings will adversely affect our cost structure; increases in the costs of critical raw materials and components; availability of raw materials and components; competition; anticipated growth for us and adoption of our technologies and solutions that may not occur; managing rapid growth; managing rapid declines in customer demand for certain of our products or solutions and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; our obligations and risks under various transaction agreements that were executed as part of our spin-off from our former parent company, Dover Corporation; managing the integration of our businesses which were included in our recent spin-off from Dover Corporation; managing new product ramps and introductions for our customers; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the advanced micro-acoustic solutions and specialty components industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the SEC. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP results included in this press release, Knowles has presented supplemental, non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes and non-GAAP diluted earnings per share to facilitate evaluation of Knowles’ operating performance. These non-GAAP financial measures exclude certain amounts that are included in the most directly comparable GAAP measure. In addition, these non-GAAP financial measures do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation tables included elsewhere in this release.

INVESTOR SUPPLEMENT - FIRST QUARTER 2014

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Quarter Ended
	March 31, 2014	% of Revenues	December 31, 2013	% of Revenues	March 31, 2013	% of Revenues
Revenues	$273.4		$330.3		$276.1
Cost of goods and services	190.3		216.2		181.6
Gross profit	83.1	30.4%	114.1	34.5%	94.5	34.2%
Research and development	19.2	7.0%	20.6	6.2%	20.9	7.6%
Selling and administrative expenses	52.7	19.3%	52.4	15.9%	51.6	18.7%
Operating expenses	71.9	26.3%	73.0	22.1%	72.5	26.3%
Operating earnings	11.2	4.1%	41.1	12.4%	22.0	8.0%
Interest expense, net	0.7		5.8		11.9
Other expense (income), net	0.4		—		(2.0)
Earnings before income taxes	10.1	3.7%	35.3	10.7%	12.1	4.4%
Provision for income taxes	2.5		2.3		0.2
Net earnings	$7.6	2.8%	$33.0	10.0%	$11.9	4.3%

Basic earnings per share (1)	$0.09		$0.39		$0.14
Diluted earnings per share (1)	$0.09		$0.39		$0.14

Weighted average common shares outstanding:
Basic (1)	85,023,862		85,019,159		85,019,159
Diluted (1)	85,126,796		85,019,159		85,019,159

(1) On February 28, 2014, Dover shareholders of record as of the close of business on February 19, 2014 received one share of Knowles common stock for every two shares of Dover's common stock held as of the record date. The computation of basic and diluted earnings per common share for all periods through December 31, 2013 is calculated using the shares distributed on February 28, 2014.

KNOWLES CORPORATION
GAAP FINANCIAL MEASURES AND NON-GAAP FINANCIAL MEASURES (1)
(in millions)
(unaudited)

	Quarter Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Revenues	$273.4	$330.3	$276.1

Non-GAAP Gross Profit	89.0	124.9	97.4
Non-GAAP Operating Expenses	56.5	61.7	58.6
Non-GAAP Operating Earnings	$32.5	$63.2	$38.8
Other Expense (Income), net	0.4	—	(2.0)
Adjusted Earnings Before Interest and Income Taxes	$32.1	$63.2	$40.8

Notes:

(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles' performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in millions, except for share and per share amounts)
(unaudited)

	Quarter Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Gross Profit	$83.1	$114.1	$94.5
Asset Impairment and Related Inventory Charges	0.8	6.0	0.5
Restructuring Charges	—	1.0	1.8
Production Transfers Costs (1)	5.1	3.8	0.6
Non-GAAP Gross Profit	$89.0	$124.9	$97.4
Non-GAAP Gross Profit as % of Revenues	32.6%	37.8%	35.3%

Research and Development	$19.2	$20.6	$20.9
Selling and Administrative Expenses	52.7	52.4	51.6
Operating Expenses	71.9	73.0	72.5
Stock-Based Compensation Expense	(1.5)	(0.3)	(0.5)
Intangibles Amortization Expense	(10.7)	(10.5)	(11.6)
Restructuring Charges	(0.2)	(0.4)	(1.6)
Production Transfers Costs (1)	(0.7)	(0.1)	(0.2)
Other	(2.3)	—	—
Non-GAAP Operating Expenses (2)	$56.5	$61.7	$58.6
Non-GAAP Operating Expenses as % of Revenues	20.7%	18.7%	21.2%

Net Earnings	$7.6	$33.0	$11.9
Interest Expense, net	0.7	5.8	11.9
Provision for Income Taxes	2.5	2.3	0.2
Earnings Before Interest and Income Taxes	10.8	41.1	24.0
Stock-Based Compensation Expense	1.5	0.3	0.5
Intangibles Amortization Expense	10.7	10.5	11.6
Asset Impairment and Related Inventory Charges	0.8	6.0	0.5
Restructuring Charges	0.2	1.4	3.4
Production Transfers Costs (1)	5.8	3.9	0.8
Other	2.3	—	—
Adjusted Earnings Before Interest and Income Taxes	$32.1	$63.2	$40.8
Adjusted Earnings Before Interest and Income Taxes as % of Revenues	11.7%	19.1%	14.8%

Net Earnings	$7.6	$33.0	$11.9
Non-GAAP Reconciling Adjustments	21.3	22.1	16.8
Income Tax Effects of Non-GAAP Reconciling Adjustments	$(1.4)	$(2.3)	$(2.1)
Non-GAAP Net Earnings	$27.5	$52.8	$26.6
Non-GAAP Net Earnings as % of Revenues	10.1%	16.0%	9.6%

Non-GAAP Diluted Earnings per Share (3)	$0.32	$0.62	$0.31

Diluted Average Shares Outstanding (3)	85,126,796	85,019,159	85,019,159
Non-GAAP Adjustment (4)	121,919	—	—
Non-GAAP Diluted Average Shares Outstanding (3) (4)	85,248,715	85,019,159	85,019,159
Notes:
(1) Production Transfer Costs represent one-time and duplicate costs incurred to migrate manufacturing to new or existing facilities in Asia, primarily for speakers, hearing health products, and capacitors. These amounts are included in the corresponding Gross Profit, Operating Expenses and Earnings Before Interest and Income Taxes for each period presented.
(2) All reconciling adjustments between Operating Expenses and non-GAAP Operating Expenses impact Selling and Administrative Expenses. Research and Development did not have any non-GAAP reconciling adjustments during the periods presented above.
(3) On February 28, 2014, Dover shareholders of record as of the close of business on February 19, 2014 received one share of Knowles common stock for every two shares of Dover's common stock held as of the record date. The computation diluted earnings per common share for all periods through December 31, 2013 is calculated using the shares distributed on February 28, 2014.
(4) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except for share and per share amounts)

	March 31, 2014	December 31, 2013
	(unaudited)
Current assets:
Cash and cash equivalents	$51.4	$105.6
Receivables, net of allowances of $1.0 and $1.7	188.5	224.6
Inventories, net	154.2	149.2
Prepaid and other current assets	15.6	11.8
Deferred tax assets	12.6	10.7
Total current assets	422.3	501.9
Property, plant and equipment, net	350.9	361.0
Goodwill	964.3	961.9
Intangible assets, net	312.5	318.3
Other assets and deferred charges	32.3	27.1
Total assets	$2,082.3	$2,170.2

Current liabilities:
Current maturities of long-term debt	$3.8	$—
Accounts payable	129.1	143.8
Accrued compensation and employee benefits	29.2	40.9
Other accrued expenses	23.3	25.2
Federal and other taxes on income	12.2	—
Total current liabilities	197.6	209.9
Long-term debt	396.3	—
Deferred income taxes	49.1	45.9
Other liabilities	35.0	27.1
Commitments and contingencies

Equity:
Net parent company investment in Knowles Corporation, prior to separation	—	1,850.8

Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 85,027,624 shares issued at March 31, 2014	0.9	—
Additional paid-in capital	1,365.6
Retained earnings	10.6	—
Accumulated other comprehensive earnings	27.2	36.5
Total Stockholders' Equity	1,404.3	36.5
Total equity	1,404.3	1,887.3
Total liabilities and equity	$2,082.3	$2,170.2